As filed with the Securities and Exchange Commission on November 8, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRISPR THERAPEUTICS AG

(Exact name of registrant as specified in its charter)

Switzerland	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Baarerstrasse 14

6300 Zug

Switzerland

+41 61 228 7800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CRISPR Therapeutics AG Amended and Restated

2016 Stock Option and Incentive Plan

(Full title of the plan)

C T Corporation System

111 Eighth Avenue

New York, NY 10011

(212) 894-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom Robert E. Puopolo Seo Salimi Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	James R. Kasinger General Counsel and Secretary CRISPR Therapeutics AG Baarerstrasse 14 6300 Zug Switzerland +41 61 228 7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, CHF 0.03 per share:
Amended and Restated 2016 Stock Option and Incentive Plan	2,012,684(2)	$18.96(3)	$38,160,488.60	$4,750.99

Total	2,012,684		$38,160,488.60	$4,750.99

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Represents additional shares available for future issuance under the CRISPR Therapeutics AG Amended and Restated 2016 Stock Option and Incentive Plan as of November 8, 2017.
(3)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Registrant’s common stock as reported on The NASDAQ Global Market on November 2, 2017.

Part I

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the CRISPR Therapeutics AG Amended and Restated 2016 Stock Option and Incentive Plan (the “Amended Plan”) of CRISPR Therapeutics AG (the “Registrant”) is being filed for the purpose of registering an additional 2,012,684 of the Registrant’s common shares, CHF 0.03 per share, as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-214184) filed with the Securities and Exchange Commission on October 20, 2016 by the Registrant, relating to the Amended Plan except for “Item 8. Exhibits.”

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description
4.1(1)	Amended and Restated Articles of Association of CRISPR Therapeutics AG.

4.2(2)	Subscription Agreement, dated December 19, 2015, by and between CRISPR Therapeutics AG and Bayer Global Investments B.V.

5.1	Opinion of Vischer AG, Swiss counsel of CRISPR Therapeutics AG, as to the validity of the common shares.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to the consolidated financial statements of Casebia Therapeutics LLP.

23.3	Consent of Vischer AG (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1(3)	CRISPR Therapeutics AG Amended and Restated 2016 Stock Option and Incentive Plan.

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-37923), filed with the U.S. Securities and Exchange Commission on July 25, 2017, and incorporated herein by reference.
(2)	Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-213577), filed with the U.S. Securities and Exchange Commission on September 9, 2016, and incorporated herein by reference.
(3)	Filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K (File No. 001-37923), filed with the U.S. Securities and Exchange Commission on June 2, 2017, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Commonwealth of Massachusetts on November 8, 2017.

CRISPR THERAPEUTICS AG

By:	/s/ Rodger Novak, M.D.
Name: Rodger Novak, M.D.
Title: Chief Executive Officer

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Rodger Novak, M.D. and Samarth Kulkarni, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on the date indicated below in the capacities indicated:

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Signature	Title	Date

/s/ Rodger Novak, M.D. Rodger Novak, M.D.	Chief Executive Officer (principal executive officer)	November 8, 2017

/s/ Samarth Kulkarni Samarth Kulkarni	President and Chief and Business Officer (principal financial officer)	November 8, 2017

/s/ N. Anthony Coles, M.D. N. Anthony Coles, M.D.	Chairman and Director	November 8, 2017

/s/ Ali Behbahani, M.D. Ali Behbahani, M.D.	Director	November 8, 2017

/s/ Bradley Bolzon, Ph.D. Bradley Bolzon, Ph.D.	Director	November 8, 2017

/s/ Simeon J. George, M.D. Simeon J. George, M.D.	Director	November 8, 2017

/s/ Kurt von Emster Kurt von Emster	Director	November 8, 2017

/s/ Thomas Woiwode, Ph.D. Thomas Woiwode, Ph.D.	Director	November 8, 2017

/s/ Pablo Cagnoni, M.D. Pablo Cagnoni, M.D.	Director	November 8, 2017

/s/ Samarth Kulkarni Samarth Kulkarni	Authorized Representative in the United States	November 8, 2017

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